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                                 PROMISSORY NOTE



December 31, 1998                Daphne, Alabama
$290,448.17

Communitronics of America, Inc., referred to herein as "MAKER", agrees to pay to the order of David R. Pressler, referred to herein as "HOLDER", or order, the sum of $290,448.17, (two hundred eighty thousand two hundred fourteen & 17/100 Dollars), at 27955 Highway 98, Suite WWX, Daphne, Alabama, with interest thereon at rate of 6.25% per annum, simple interest.

Said note shall be in due, unless earlier accelerated, in 59 installments beginning January 31, 1999, payable every 30 days, in the amount of $1,608.72, (one thousand six hundred eight & 72/100 Dollars) and one final installment on December 31, 2003 of $285,317.93 (two hundred eighty-five thousand three hundred seventeen & 93/100 Dollars). All payments received shall be credited first to interest and then to principal. Should MAKER fail to pay any installment when due, then HOLDER shall have the option to accelerate the payment of the full principal sum and accrued interest payable. HOLDER shall have the right for commercially reasonable causes, including but not limited to, the institution of litigation, the filing of tax liens, or any other objective sign of incapacity of the MAKER to pay the principal or interest due, to accelerate the payment of the full principal sum and accrued interest payable.

This note is payable in U.S. Dollars. At any time the maximum rate of interest applicable to this transaction shall not exceed the legal maximum rate of interest for a note of this type. Any sums paid in excess of any lawful limitation shall be applied to principal.

After default herein, this note will bear interest at the highest legal rate for this type of note until paid in full. Upon any default, MAKER agrees to pay a reasonable attorney's fee for any and all services of an attorney, whether in or out of court, and for appeal and post-judgment collection legal services.

Dated:   December 31, 1998


/s/ David R. Pressler
---------------------------------------------------------
David R. Pressler, President and Chief Executive Officer
Communitronics of America, Inc.